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                                                                    EXHIBIT 12.1



                   HARVARD INDUSTRIES  INC.
     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                 DIVIDENDS ON PREFERRED STOCK
                   (In thousands of dollars)

                                                                      Three months ended
                                                                          December 31,
                                                                    ----------------------
                                                                        1996        1995
                                                                    ----------  ----------
Pre-tax income (loss) from continuing operations...............     $  (29,680) $     (824)
Add: Fixed charges.............................................         12,513      10,284
                                                                    ----------  ----------

Income as adjusted.............................................     $  (17,167) $    9,460
                                                                    ==========  ==========

Fixed charges:
    Interest on indebtedness...................................     $   12,188  $   10,050
    Portion of rents representative of the interest factor.....            325         234
                                                                    ----------  ----------

    Fixed charges..............................................         12,513      10,284
Dividends on preferred stock and accretion.....................          4,224       3,710
                                                                    ----------  ----------

Fixed charges and dividends on preferred stock.................     $   16,737  $   13,994
                                                                    ==========  ==========

Ratio of earnings over fixed charges and dividends
    on preferred stock ........................................        n/a   x     n/a   x

Deficiency of earnings over fixed charges and
    dividends on preferred stock...............................     $  (33,904)     (4,534)
                                                                    ==========  ==========
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